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                                                                          EX-3.2





                            MELLON BANK CORPORATION

                  STATEMENT AFFECTING SERIES B PREFERRED STOCK
                                $1.00 PAR VALUE
           DECREASING THE AUTHORIZED NUMBER OF SHARES OF SUCH SERIES
           ---------------------------------------------------------

              PURSUANT TO THE REQUIREMENTS OF SECTION 1522 OF THE
                     PENNSYLVANIA BUSINESS CORPORATION LAW


       The undersigned Corporation, desiring to decrease the authorized number of shares of its Series B Preferred
Stock, $1.00 par value (the "Series B Preferred Stock"), hereby certifies that:

       1.    The name of the Corporation is Mellon Bank
             Corporation.

       2. The resolution of the Board of Directors of the Corporation establishing and designating the Series B Preferred Stock as the second series of Preferred Stock, $1.00 par value, of the Corporation authorized to be issued by Article FIFTH of its Articles, as heretofore restated and amended, was filed with the Department of State in a Statement of Designation on April 1, 1986 and amended by a Statement Affecting Series B Preferred Stock and Statement of Designation of Stated Rate
             Auction Preferred Stock Series C-1, filed
             September 14, 1987.

       3. By resolutions dated October 19, 1993, (copy attached hereto), the Board of Directors authorized the Corporation to redeem all outstanding shares of its Series B Preferred
             Stock and further established the terms and conditions of such redemption. Pursuant to such authorization, all outstanding shares of the Series B Preferred Stock were redeemed on December 1, 1993.

       4.    Accordingly, the number of shares of
             preferred stock previously designated as
             Series B Preferred Stock is hereby decreased from 2,780,000 shares to -0- shares.

       5.    The aggregate number of authorized shares of
             Series B Preferred Stock as of December 1,
             1993, is -0- shares.
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       6.    This Statement shall be effective upon the
             filing thereof in the Department of State.

       IN TESTIMONY WHEREOF, the undersigned Corporation has caused this Statement to be signed by a duly authorized officer thereof this 3rd day of December, 1993.


                           MELLON BANK CORPORATION
(SEAL)


                           By:/s/ Steven G. Elliott
                              -----------------------------
                              Steven G. Elliott
                              Vice Chairman,
                              Chief Financial Officer and
                              Treasurer

Attest:



/s/ James M. Gockley
- --------------------------
James M. Gockley
Secretary



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                        RESOLUTIONS REGARDING REDEMPTION
                        OF THE SERIES B PREFERRED STOCK



         WHEREAS, The Corporation has issued and
         outstanding a series of preferred stock, par value $1.00 per share, designated as Series B
         Preferred Stock (the "Series B Preferred Stock");
         and

         WHEREAS, Under the terms of the Series B
         Preferred Stock Statement of Designation, such stock is redeemable at the option of the Corporation, in whole or from time to time in part, at any time after May 1, 1991, at a redemption price equal to $25.00 per share, plus accrued and unpaid dividends; and

         WHEREAS, The Executive Committee of the Board of
         Directors approved, and has recommended that the Board of Directors consider, the redemption of the Series B Preferred Stock and has further recommended the adoption by the Board of Directors of the following resolutions; and

         WHEREAS, The Board of Directors has reviewed and considered the redemption of the Series B
         Preferred Stock and believes such redemption is in the best interests of the Corporation; NOW, THEREFORE, BE IT

         RESOLVED, That the Corporation be, and it hereby is, authorized to redeem all the outstanding shares of its Series B Preferred Stock on December 1, 1993 (the "Redemption Date"), at a redemption price of $25.00 per share, plus all dividends accrued and unpaid on such shares to the Redemption Date, even though not yet declared, (collectively such funds to be referred to as the "Redemption Funds"); and it is further

         RESOLVED, That in accordance with the terms of
         the Series B Preferred Stock Statement of
         Designation, the Secretary of the Corporation be,
         and he hereby is, authorized to send via first
         class mail to all holders of Series B Preferred
         Stock, at their respective addresses on the books
         of the Corporation, a notice, substantially in
         the form attached hereto (the "Redemption
         Notice"), with such changes and modifications as
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         the Chairman, the Chief Executive Officer, the
         President, any Vice Chairman or the Secretary of the Corporation shall approve, the approval of such officer and of this Board to be evidenced conclusively by sending of such notice by the Secretary; and it is further

         RESOLVED, That on or before the Redemption Date, an amount of money equal to the Redemption Funds, be deposited in a separate account with the Corporation's Stock Transfer Agent (Mellon Bank,
         N.A.) to be held in trust for the account of the holders of the shares of Series B Preferred
         Stock, with irrevocable instructions and authority to pay the Redemption Funds to the registered holders of such shares upon surrender of certificates therefor at any time on or after the Redemption Date; and

         WHEREAS, In accordance with the terms of the Series B Preferred Stock, any shares of such stock so redeemed, shall be restored to the status of authorized but unissued shares of preferred stock of the Corporation, without designation as to series, until such shares are once more designated as part of a particular series by the Board; NOW, THEREFORE, BE IT

         RESOLVED, That in connection with the redemption of the Series B Preferred Stock as authorized hereby and upon the issuance of the Redemption
         Notice, the deposit of the Redemption Funds and the occurrence of the Redemption Date, the Chairman, the Chief Executive Officer, the
         President, any Vice Chairman, the Secretary or any Assistant Secretary of the Corporation be, and each hereby is, authorized and directed in the name and on behalf of the Corporation, under the corporate seal of the Corporation attested by its Secretary or any Assistant Secretary, to execute and to cause a Statement Affecting Series
         B Preferred Stock to be filed with the Department of State of the Commonwealth of Pennsylvania in accordance with Section 1522 of the Pennsylvania
         Business Corporation Law; and it is further

         RESOLVED, That the Chairman, the Chief Executive
         Officer, the President, any Vice Chairman or the Secretary of the Corporation be, and each hereby is, authorized and directed in the name and on behalf of the Corporation to execute any and all agreements and other documents, make such filings and take any other such actions as such officer may deem necessary, appropriate or desirable to effectuate the purposes of the foregoing resolutions.


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